Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our reports dated March 3, 2014, with respect to the consolidated financial statements and schedules and the effectiveness of internal control over financial reporting of Parkway Properties Inc. and subsidiaries included in this Annual Report (Form 10-K) of Parkway Properties, Inc. for the year ended December 31, 2013, in the following registration statements and related prospectuses.

(1)	Registration Statement (Form S-3 No. 333-178003) of Parkway Properties, Inc.

(2)	Registration Statement (Form S-3D No. 333-156051) of Parkway Properties, Inc.

(3)	Registration Statement (Form S-8 No. 333-186816) of Parkway Properties, Inc.

(4)	Registration Statement (Form S-8 No. 333-166922) of Parkway Properties, Inc.

(5)	Registration Statement (Form S-8 No. 333-174300) of Parkway Properties, Inc.

(6)	Registration Statement (Form S-3 No. 333-193187) of Parkway Properties, Inc.

(7)	Registration Statement (Form S-3 No. 333-193203) of Parkway Properties, Inc.

/s/Ernst & Young LLP
Houston, Texas
March 3, 2014